Exhibit 10.1
EXECUTIVE VERSION
PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made and entered into this ___ day of December, 2010, by and among the Gold Club of Indy, LLC, an Indiana limited liability company (the “Company”), Lori Pfeifer, personal representative of The Estate of Albert Pfeiffer, deceased, and sole member of the Company (“Member”),  The Estate of Albert Pfeiffer, deceased (the “Seller” or the “Estate”), RCI Dining Services (Indiana), Inc., a Texas corporation (the “Buyer”), and RCI Holdings, Inc., a Texas corporation (“RCI”).

WHEREAS, Member owns 100% of the Membership Interest of the Company (the “Membership Interest”); and

WHEREAS, the Company owns an adult entertainment cabaret known as “The Gold Club” (the “Club” or “Gold Club”), located at 3551 Lafayette Road, Indianapolis, Indiana 46222; and

WHEREAS, the Company owns the real property commonly known as 3551 Lafayette Road, Indianapolis, Indiana 46222 and the improvements, including building and fixtures, located thereon (the “Real Property” or “Premises”), as more fully described on Exhibit “A” attached hereto;

WHEREAS, Member desires to sell 100% of the issued and outstanding Membership Interest of the Company (the “Membership Interest”) to Buyer on the terms and conditions set forth herein; and

WHEREAS, the Company desires to sell the Real Property to RCI on the terms and conditions set forth herein; and

WHEREAS, the Buyer and RCI are wholly owned subsidiaries of Rick’s Cabaret International, Inc., a Texas corporation.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF THE MEMBERSHIP INTEREST
AND THE REAL PROPERTY

Section 1.1        Sale of the Membership Interest.  Subject to the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined) Member hereby agrees to sell, transfer, convey and deliver to Buyer 100% of the issued and outstanding Membership Interest of the Company, free and clear of all encumbrances, and shall deliver to Buyer certificates representing the Membership Interest, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer.

Section 1.2        Purchase Price for the Membership Interest.  As consideration for the purchase of the Membership Interest, Buyer shall pay to Seller the total consideration of $ 825,000.00 (the “LLC Purchase Price”), which shall be payable by cashier’s check, certified funds or wire transfer.

Section 1.3        Sale of the Real Property.  Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company hereby agrees to sell, transfer, convey and deliver a General Warranty Deed which shall convey good and marketable title to the Real Property to RCI, free and clear of all liens and encumbrances.  The Company and RCI will execute the Addendum attached hereto as Exhibit 1.3 (“Addendum”) which will provide for the conveyance of good and marketable title to the Real Property, free and clear of all liens and encumbrances.

Section 1.4        Purchase Price for the Real Property.  As consideration for the purchase of the Real Property, RCI shall pay to the Company at Closing the total consideration of $850,000.00 (the “Real Property Purchase Price”), which shall be payable by cashier’s check, certified funds or wire transfer.

The LLC Purchase Price and the Real Property Purchase Price, (in the aggregate amount of $1,675,000) are collectively referred to herein as the “Purchase Price.”

ARTICLE II
CLOSING

Section 2.1        The Closing.  The closing of the transactions provided for in this Agreement shall take place on the earlier of: (i) December 31, 2010, or (ii) five (5) days after the approval for the Buyer to possess all necessary permits, licenses and other authorizations, whether city, county, state or federal, which may be needed to operate an establishment serving beer, wine and liquor and providing live female semi-nude adult entertainment on the Real Property at the Club and all such permits, licenses and authorizations shall be in good order, without any administrative actions pending or concluded that may challenge or present an obstacle to the continued performance of live female semi-nude adult entertainment with the sale of beer, wine and liquor at the Club (the “Closing Date”) or at such other time and place as agreed upon in writing among the parties hereto (the “Closing”).  The parties have agreed further to close at  Midwest Title Company, 755 E. Main Street, Greenwood, IN 46143 or at such other place as is mutually agreeable to all of the parties hereto.

Section 2.2        Delivery and Execution.  At the Closing: (i) the Member shall deliver to Buyer certificates evidencing the Membership Interest of the Member, free and clear of any liens, claims, equities, charges, options, rights of first refusal or encumbrances, duly endorsed to Buyer or accompanied by duly executed stock powers in form and substance satisfactory to Buyer against delivery by Buyer to the Seller of payment in an amount equal to the LLC Purchase Price for the Membership Interest being purchased by Buyer in the manner set forth in Section 1.2; (ii) the Company shall deliver to RCI a General Warranty Deed which shall convey good and marketable title to the Real Property, free and clear of all liens and encumbrances against delivery by RCI to the Company of payment in the amount equal to the Real Property Purchase Price (which payment will be immediately conveyed and transferred to the Seller) for the Real Property being purchased by RCI in the manner set forth in Section 1.4; and (iii) the Related Transactions (as defined below) shall be consummated concurrently with the Closing.

Purchase Agreement

Section 2.3        Related Transactions.  In addition to the purchase and sale of the Membership Interest and the purchase and sale of the Real Property, the following action shall take place contemporaneously at the Closing (the "Related Transactions"):

The Buyer and the sole Member  of the Company will enter into a five (5) year covenant not to compete pursuant to the terms of which Member will agree not to compete, either directly of indirectly, with the adult nightclub presently known as The Gold Club, by operating an establishment providing live female nude or semi-nude adult entertainment in Indianapolis, Indiana or any of the adjacent counties thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF THE SELLER AND THE COMPANY

The Member, Seller and the Company, jointly and severally, hereby represent and warrant to the Buyer and RCI as follows:

Section 3.1        Organization, Good Standing and Qualification.

(i)           The Company (A) is an Indiana limited liability company duly organized, validly existing, is not dissolved and is in good standing under the laws of the state of Indiana, (B) has all requisite power and authority to own, operate and lease its properties, to carry on its business, and to permit Member to transfer her memberships interests to Buyer, and (C) is duly qualified to transact businessand is in good standing in all jurisdictions where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to do so would not have a material adverse effect to the Company.

(ii)           The authorized capital of the Company consists of one hundred percent (100%) of the Membership Interest which is validly issued, outstanding and transferrable. There is no other class of capital authorized or issued by the Company.  All of the issued and outstanding Membership Interest of the Company are owned by the Member and are fully paid and non-assessable.  None of the Membership Interests issued are in violation of any preemptive rights.  The Company has no obligation to repurchase, reacquire, or redeem any of its outstanding Membership Interest.  There are no outstanding securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest of the Company, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating the Company to issue any Membership Interest or any securities convertible into or evidencing the right to purchase or subscribe for any Membership Interest, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any Membership Interest of the Company.

Section 3.2        OMITTED.

Purchase Agreement

Section 3.3	Subsidiaries. The Company does not have any subsidiaries.

Section 3.4        Ownership of the Membership Interest.  Member owns, beneficially and of record, all of the Membership Interest of the Company free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances.  Member has the unrestricted right and power to transfer, convey and deliver full ownership of the Membership Interest without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority.  Upon the transfer of the Membership Interest to Buyer as contemplated herein, Buyer will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws) and Buyer will be receiving valid Membership Interest in an ongoing business entity, which is and shall not be dissolved by law, order of a court, or the actions of Member, Seller or the Company.

Section 3.5        Ownership of the Real Property.  Except as set forth in Schedule 3.5, the Company owns, beneficially and of record, the Real Property free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances as evidenced by the title commitment for the Real Property to be issued to RCI prior to Closing and as evidenced by a title policy provided to RCI at the time of Closing.  The Company has the unrestricted right and power to transfer, convey and deliver full ownership of the Real Property without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority. Upon the transfer of the Real Property to RCI as contemplated herein, RCI will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions.

Section 3.6        Authorization.  The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and all documents related to consummate the transactions contemplated herein have been taken or will be taken prior to the Closing Date by the Company. This Agreement, when duly executed and delivered in accordance with its terms, will constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

The Member and the Estate represent that they have the full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereunder and to consummate the transactions contemplated hereby.  All action on the part of the Estate necessary for the authorization, execution, delivery and performance of this Agreement has been or will be taken prior to Closing Date.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid and binding obligations of the Member and the Estate enforceable against them in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws of general application affecting creditors’ rights generally or by general equitable principles.

Section 3.7        Consents.  Except as set forth in Schedule 3.7, no consent of, approval by, order or authorization of, or registration, declaration or filing by the Company or the Estate with any court or any governmental or regulatory agency or authority having jurisdiction over the Company or the Estate, or any of their respective property or assets is required on the part of the Company or the Estate (i) in connection with the consummation of the transactions contemplated by this Agreement or (ii) as a condition to the legality, validity or enforceability as against the Company or the Estate.

Purchase Agreement

Section 3.8        Taxes.  The Company has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all sales taxes and withholding or other payroll related taxes shown on such returns and any taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or independent contractor.  The Company has made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any tax or governmental charge of any nature.  Neither the Company nor the Estate has any knowledge of any liability for any tax to be imposed by any taxing authorities upon the Company as of the date of this Agreement and as of the Closing that is not adequately provided for.  No assessments or notices of deficiency or other communications have been received by the Company or the Estate with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return.  None of the federal, state, foreign or local tax returns of the Company have been audited by any taxing authority.  Neither the Company nor the Estate has knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency. There are no agreements between the Company or the Estate and any taxing authority waiving or extending any statute of limitations with respect to any tax return.

Section 3.9        Financial Statements.  The Company and Seller have delivered to the Buyer and RCI on December 1, 2010 the unaudited balance sheets of the Company as of October 31, 2010, together with the related unaudited statements of income, for the periods then ended (collectively referred to as the “Financial Statements”).  Such Financial Statements are in accordance with the books and records of the Company and fairly represent the financial position of the Company and the results of operations and changes in financial position of the Company as of the dates and for the periods indicated.  Except as set forth in Schedule 3.09, the Company, as of the date of the Financial Statements, has no material liability or obligation of any nature, whether absolute, accrued, continued or otherwise.  As of the Closing Date, the Seller and the Company will represent there have been no adverse changes in the financial condition or other operations, business, properties or assets of the Company from that reflected in the latest Financial Statements of the Company as furnished pursuant to this Agreement.

Section 3.10      Labor Matters. The Company is not a party or otherwise subject to any collective bargaining agreement with any labor union or association.  There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against the Company any labor disputes, strikes or work stoppages.  To the best of the Company’s and Seller’s knowledge, the Company is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to their knowledge, is not engaged in any unfair labor practices.  Neither the Company nor the Club is a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Company.

Purchase Agreement

Section 3.11      Compliance with Laws.  To the best of the Company’s and Seller’s knowledge, the Company is, and at all times prior to the date hereof, has been in compliance with all statutes, orders, rules, ordinances and regulations applicable to it or to the ownership of its assets or the operation of the Club.  Neither the Company nor the Seller has any basis to expect, nor have they received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation by the Company.  The Company owns, holds, possesses or lawfully uses in the operation of its business all permits and licenses which are in any manner necessary or required for it to conduct its operation and business as now being conducted.  Schedule 3.11 sets forth all licenses and permits held by the Company used in the operation of the business of the Club, all of which are in good standing and which will be in effect as of the Closing Date.

Section 3.12      No Conflicts.  The execution and delivery by the Company and the Seller of this Agreement does not, and the performance and consummation by the Company and the Seller of the transactions contemplated hereby will not (i) conflict with the articles of organization,  regulations of the Company, or laws of the State of Indiana; (ii) conflict with or result in a breach or violation of, or default under, or give rise to any right of acceleration or termination of, any of the terms, conditions or provisions of any note, bond, lease, license, agreement or other instrument or obligation to which the Company is a party or by which the assets or properties of the Company are bound; (iii) result in the creation of any encumbrance on any of the assets or properties (real or personal) of the Company; or (iv) violate any law, rule, regulation or order applicable to the Company or any of the assets or properties of the Company.

Section 3.13      Title to Properties; Encumbrances.  The Company has good and marketable title to all of the personal property and assets, that are used in the business that are material to the condition (financial or otherwise), business, operations or prospects of  the Company, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature, except (i) as disclosed in the Financial Statements of the Company, (ii) statutory liens not yet delinquent, and (iii) such liens consisting of zoning or planning restrictions, imperfections of title, easements, pledges, charges and encumbrances, if any, as do not materially detract from the value or materially interfere with the present use of the property or assets subject thereto or affected thereby, including the business of the Club.  With the exception of the items listed on Schedule 3.13 all of which will be paid in full prior to Closing, the Company has good and marketable title to the Real Property, free and clear of all mortgages, claims, liens, security interests, charges, leases, encumbrances and other restrictions of any kind and nature.

Section 3.14      No Pending Transactions.  Except for the transactions contemplated by this Agreement, neither the Company nor the Seller is a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of the Company, (ii) the sale of any of the assets of the Company, (iii) the sale of the Real Property by the Company, (iv) the sale of any outstanding Membership Interest of the Company, (v) the acquisition by the Company of any operating business or the capital stock of any other person or entity, (vi) the borrowing of money by the Company, whether secured or unsecured, (vii) any agreement with any of the respective officers, managers or affiliates of the Company, or (viii) the expenditure of more than $5,000 or the performance by the Company extending for a period of more than six (6) months from the date hereof.

Purchase Agreement

Section 3.15      Contracts and Leases.  Except as set forth in Schedule 3.15, the Company does not (i) have any leases of personal property relating to the assets of the Company, whether as lessor or lessee; (ii) have any contractual or other obligations relating to the assets of the Company, whether written or oral; or (iii) have given any power of attorney to any person or organization for any purpose relating to the assets or the business of the Company.  The Company shall provide Buyer prior to the Closing Date each and every contract, lease or other document relating to the assets of the Company to which they are subject or are a party or a beneficiary.  To the knowledge of the Company and the Seller, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitute a legal, valid and binding obligation of the Company and the other respective parties thereto and are enforceable in accordance with their terms.  The Company and the Seller have no knowledge of any default or breach under such contracts, leases or other documents or of any pending or threatened claims under any such contracts, leases or other documents.  Neither the execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contracts, leases or other documents which would have a material adverse effect on the financial condition of the Company or the operation of the Club after the Closing.

Section 3.16      No Default.  The Company is not (i) in violation of any provision of its articles of organization or regulations or (ii) in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of the Company.  Further, there has been no default in any material obligation to be performed by the Company under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has the Company waived any material right under any such contract, lease, agreement, commitment or undertaking.

Section 3.17      Books and Records.  The books of account, minute books, stock record books or other records of the Company are accurate and complete and have been maintained in accordance with sound business practices and will be provided to the Buyer upon Closing.

Section 3.18      Insurance Policies.  Copies of all insurance policies maintained by the Company relating to the operation of the Club have been or will be delivered prior to Closing.  The policies of insurance held by the Company are in such amounts, and insure against such losses and risks, as the Company reasonably deems appropriate for its property and business operations.  All such insurance policies are in full force and effect, and all premiums due thereon have been paid.  Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

Purchase Agreement

Section 3.19      Pending Claims.  Except as set forth in Schedule 3.19, there are no claims, suits, arbitrations, investigations, actions or other proceedings, whether judicial, administrative or otherwise, now pending or, to the best knowledge of  the Company or the Seller, threatened before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon the Company or the business of the Club, the transfer of the Membership Interest by the Seller to Buyer under this Agreement, the operation of the Club after the Closing Date, or the transfer of the Real Property to RCI, nor is there any basis known to the Company or the Seller for any such action. No litigation is pending, or, to the knowledge of the Company or the Seller, threatened against the Company or the business of the Club, the Real Property, or the assets or properties of the Company which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated thereby or hereby.  Neither the Company nor the Seller is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against them which would affect the Company or the business of the Club, the Membership Interest or the Real Property to be transferred under this Agreement.

Section 3.20      No Liabilities.  Except as to bills not yet received (which the Estate shall pay as to the amounts incurred prior to Closing) as of the Closing Date, the Company does not and shall not have any obligation or liability (contingent or otherwise) or unpaid bill to any third party.

Section 3.21      Unpaid Bills.  As of the Closing, there will be no unpaid bills or claims in connection with any repair of the Premises or other work performed or materials purchased in connection with the repair of the Premises.

Section 3.22      Notices. Neither the Seller nor the Company or any of its representatives has received any written notice (i) from any insurance companies, governmental agencies or from any other parties of any condition, defects or inadequacies with respect to the Premises which, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) from any governmental agencies or any other third parties with respect to any violations of any building codes and/or zoning ordinances or any other governmental laws, regulations or orders affecting the Premises, including, without limitation, the Americans With Disabilities Act, (iii) of any pending or threatened condemnation proceedings with respect to the Premises, or (iv) of any proceedings which could or would cause the change, redefinition or other modification of the zoning classification of the Premises.

Section 3.23      Proceedings Relating to Premises.  There is no pending, or, to the best of Seller’s or the Company’s knowledge, contemplated or threatened, judicial, municipal or administrative proceedings with respect to, or in any manner affecting the Premises or any portion thereof, including, without limitation, proceedings for or involving tenant evictions, collections, condemnations, eminent domain, alleged building code or zoning violations, violations relating to the alcoholic beverage permit, personal injuries or property damage alleged to have occurred on the Premises or by reason of the use and operation of the Premises, or written notice of any attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws pending or threatened against the seller of the Premises or the Premises itself, or the taking of the Premises for public needs.

Section 3.24      Public Improvements.  Neither the Seller nor the Company has knowledge of any existing or proposed public improvements which involve or which may result in any charge being levied or assessed against the Premises or which will or could result in the creation of any lien upon the Premises or any part thereof.

Purchase Agreement

Section 3.25      Certificates.  To the best of Seller’s or the Company’s knowledge, all certificates of occupancy, licenses, permits, authorizations and approvals required by law or by any governmental authority having jurisdiction over the Premises have been obtained and are in full force and effect and will be in full force and effect as of the Closing Date.

Section 3.26      Material Defect.  To the best knowledge of the Seller or the Company or any representative of the Company, there are no material defects to the Premises which have not been disclosed in writing to RCI.

Section 3.27      Flooding.  To the best knowledge of the Seller or the Company or any representative of the Company, no flooding has occurred on the Premises.

Section 3.28      Environmental.  To the best of Seller’s and the Company’s knowledge, neither the Seller nor the Company has caused, allowed to be caused, failed to prevent or has been made aware of, an environmental condition on the Premises that required or requires abatement or correction under an Environmental Law, or has given or is reasonably likely to give rise to any civil or criminal liability under an Environmental Law, or has created or may create a public or private nuisance, including the presence of asbestos, PCB’s, hazardous substances, radioactive waste or radon, on, in or affecting the Property.

Neither the Seller nor the Company or any of their representatives have received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit relating to any environmental issue arising out of the ownership or occupation of the Premises, and there is no basis known to the Seller or the Company for any such action.  Seller shall provide to Purchaser prior to the execution of this Agreement an Indiana Responsible Property Transfer Law Disclosure Form as required by I.C. 13-25-3-2.

For purposes of this warranty, Environmental Laws shall mean any and all Applicable Laws (i) regulating the use, treatment, generation, transportation, storage, control, management, recycling or disposal of any Hazardous Material, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Superfund Amendment and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. §136 et. seq., the Safe Drinking Water Act ("SWDA"), 42 U.S.C. §300f et. seq., the Surface Mining Control and Reclamation Act (“SMCR”), 30 U.S.C. §1201 et. seq., and/or (ii) relating to the protection, preservation or conservation of the environment.

Section 3.29      Brokerage Commission.  Except as set forth in Schedule 3.29, no broker or finder has acted for the Company or the Seller in connection with this Agreement or the transactions contemplated hereby, and no person other than as set forth in Schedule 3.29, is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Company or the Seller.

Purchase Agreement

Section 3.30      Banks and Brokerage Accounts.  At the Closing, the Company shall provide to the Buyer (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which the Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship, and (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of the Company having signatory power with respect thereto.

Section 3.31      Disclosure.  No representation or warranty of the Company, Member or the Seller contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF BUYER AND RCI

Buyer and RCI hereby represent and warrant to the Company and the Seller as follows:

Section 4.1        Organization, Good Standing and Qualification.  Buyer and RCI (i) are entities duly organized, validly existing and in good standing under the laws of the state of Texas, (ii) have all requisite power and authority to carry on its business, and (iii) are duly qualified to transact business and are in good standing in all jurisdictions where their ownership, lease or operation of property or the conduct of their business requires such qualification, except where the failure to do so would not have a material adverse effect to Buyer and/or RCI.

Section 4.2        Authorization.  Buyer is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby.  RCI is a corporation duly organized in the state of Texas and has full power, capacity, and authority to enter into this Agreement and perform all the obligations contemplated hereby.  All action on the part of Buyer and RCI necessary for the authorization, execution, delivery and performance of this Agreement by them has been or will be taken before Closing.  This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of Buyer and RCI enforceable against Buyer and RCI in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

Section 4.3        Consents.  No permit, consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required on the part of Buyer or RCI in connection with the execution and delivery by Buyer and RCI of this Agreement or the consummation and performance of the transactions contemplated hereby other than as may be required under the federal securities laws.

Purchase Agreement

Section 4.4        Disclosure.  No representation or warranty of Buyer or RCI contained in this Agreement (including the exhibits and schedules hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

Section 4.5        Brokerage Commission.  No broker or finder has acted for the Buyer or RCI in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder’s fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or RCI.

ARTICLE V
COVENANTS OF THE COMPANYAND THE SELLER

Section 5.1        Stand Still.  To induce Buyer and RCI to proceed with this Agreement, the Company, Member and the Seller agree that until the Closing Date or the termination of this Agreement, none of the representatives of the Company or the Seller will offer to sell or solicit any offer to purchase or engage in any discussions or activities of any nature whatsoever, directly or indirectly, involving in any manner the actual or potential sale, transfer, encumbrance, pledge, collateralization or hypothecation of any assets of the Company, or any Membership Interest of the Company or the Real Property.  The Company, Member and the Seller hereby agree to advise the Buyer and RCI of any contact from any third party regarding the possible acquisition of any Membership Interest of the Member or other investment in the Company, the acquisition of the Real Property, or of any contact which would relate to the transactions contemplated by this Agreement.

Section 5.2        Access; Due Diligence.  Between the date of this Agreement and the Closing Date, the Company and the Seller shall (a) provide Buyer and RCI and/or their authorized representatives reasonable access to the Club, offices, warehouse and other facilities and properties of the Company and to the books and records of the Company; (b) permit the Buyer and RCI and/or their authorized representatives to make inspections thereof; and (c) cause the officers and advisors of the Company and the Club to furnish the Buyer with such financial and operating data and other information with respect to the business and properties of the Company and the Club and to discuss with the Buyer or RCI and their authorized representatives the affairs of the Company and the Club as the Buyer or RCI may from time to time reasonably request.

Section 5.3        Preservation of Business.  From the date of the execution hereof until the Closing Date, the Company and the Seller shall operate the business of the Club in substantially the same manner as it has heretofore, consistent with past practices, and

(a)
The Company and the Seller will not authorize, declare, pay or effect any dividend or liquidation or other distribution in respect of the Membership Interest of the Company, or any other equity interest or any direct or indirect redemption, purchase or other acquisition of any equity interest of the Company;

(b)
The Company will not make any changes in its condition (financial or otherwise), liabilities, assets, or business or in any of its business relationships, including relationships with suppliers or customers, that, when considered individually or in the aggregate, might reasonably be expected to have a material effect on the Company or the results of operations of the Club;

Purchase Agreement

(c)
The Company will not increase the salary or other compensation payable or to become payable by  the Company to any employee, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person;

(d)	The Company will not sell, lease, transfer or assign any of its assets, tangible or intangible;

(e)
The Company will not accelerate, terminate, modify or cancel any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $1,000 to which the Company is a party;

(f)	The Company will not make any loans to any person or entity, or guarantee any loan, absent the consent of the Buyer;

(g)	The Company will not waive or release any right or claim held by the Company, absent the consent of the Buyer;

(h)
The Company will operate its business in the ordinary course and consistent with past practices so as to preserve its business organization intact, to retain the services of its employees and to preserve its goodwill and relationships with suppliers, creditors, customers, and others having business relationships with it;

(i)	The Company will not issue any note, bond or other debt security or create, incur or assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations;

(j)	The Company will not delay or postpone the payment of accounts payable and other liabilities;

(k)	The Company will not make any loan to, or enter into any employment agreement or other transaction with, any of its directors, officers, and employees, members or managers;

(l)	The Company will not make any change in any method, practice, or principle of accounting involving the business of the Company, or the assets of the Company;

(m)
The  Company, Member and Seller will not issue, sell or otherwise dispose of any of the Membership Interests, or create, sell or dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Membership Interests;

(n)	The Company and Seller will not reclassify, split up or otherwise changes of its Membership Interests;

Purchase Agreement

(o)	The Company and Seller will not be a party to any merger, consolidation or other business combination; and

(p)	The Company and Seller will not agree to take any action described in this Section 5.3.

ARTICLE VI
CONDITIONS TO CLOSING

The obligations of the parties to effect the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing of the following conditions:

Section 6.1        Conditions to Obligations of Buyer and RCI.

(a)
Representations and Warranties of the Company, Member and the Seller.  The representations and warranties of the Company, Member and the Seller shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date;

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company, Member and the Seller on or prior to the Closing Date shall have been performed or complied with in all respects;

(c)
Delivery of Certificates.  The Seller and the Company shall provide to Buyer and RCI certificates, dated as of the Closing Date and signed by the Seller and by the representative of the Company, respectively, to effect set forth in Section 6.1(a) and 6.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d)
Resolutions.  The Company shall have delivered corporate resolutions of the Company, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)
Conveyance of Membership Interest.  The Company, Member and Seller shall deliver or cause to be delivered to Buyer originally issued certificate representing the valid Membership Interest of the Company duly endorsed over to the Buyer in a form satisfactory to the Buyer;

(f)
Conveyance of Real Property.  The Company shall deliver or cause to be delivered to RCI a General Warranty Deed and any other documents necessary to convey good and marketable title to the Real Property, free and clear of all encumbrances.  Company shall further deliver to Buyer all documents reasonably requested of Company, including without limitation a Vendor’s Affidavit and Certificate of  Non Foreign Status;

Purchase Agreement

(g)	Related Transactions. The Related Transactions set forth in Section 2.3 shall be consummated concurrently with the Closing;

(h)
Permits.  Buyer shall possess all necessary permits, licenses and other authorizations, whether city, county, state or federal, which may be needed to conduct female semi-nude adult entertainment with the sale of alcoholic beverages on the Premises, including any and all Entertainment permits or licenses issued by the state of Indiana and all such permits, licenses and authorizations shall be in good order, and, unless otherwise waived by the Buyer, without any administrative actions pending or concluded that may challenge or present an obstacle to the continued performance of female semi-nude adult entertainment with the sale of alcoholic beverages at the Club and the Certificate of Occupancy issued by the City of Indianapolis-Marion County which zones the Premises for an adult oriented business shall be in full force and effect;

(i)
Liabilities.  Except as to bills not yet received (which the Estate shall pay as to amounts incurred prior to Closing) as of the Closing Date, the Company does not have any obligations or liabilities (contingent or otherwise) or unpaid bills to any third party;

(j)	Third-Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby, if any, shall have been obtained;

(k)
Satisfactory Diligence.  Buyer shall have concluded its due diligence investigation of the Company and their respective assets and properties, RCI shall have concluded to its satisfaction its due diligence investigation related to the title to the Real Property, the adequacy of all permits and licenses for Buyer’s intended business purpose and all other matters related to the foregoing, and shall be satisfied, in its sole discretion, with the results thereof;

(l)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement;

(m)
Government Approvals.  All authorizations, permits, consents, orders, licenses or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained;

(n)
Appointment of Manager/Officer/Resignations.  At Closing, the Memberof the Company shall have caused a Membership meeting to have occurred wherein the then existing Member shall have appointed Eric Langan as a Manager/President of the Company and the existing Managers/Officers/Directors shall resign all of their positions with the Company; and

Purchase Agreement

(o)
Approval by Probate Court.  The obligations of the parties to effect the transactions as contemplated by this Agreement and the Addendum are subject to the approval by the Judge of the Johnson County Superior Court, in which Court pends the probate estate of Albert Pfeiffer, Deceased, and any and all necessary orders of or transfers authorized by the Indiana Alcohol and Tobacco Commission

Section 6.2        Conditions to Obligations of the Company, Member and the Seller.

(a)
Representations, Warranties and Agreements of Buyer and RCI.  The representations and warranties of Buyer and RCI shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date;

(b)
Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Buyer and RCI on or prior to the Closing Date shall have been performed or complied with in all respects;

(c)
Delivery of Certificates.  Buyer and RCI shall provide to the Company and the Seller certificates dated as of the Closing Date and signed by a representative of the Buyer and RCI to the effect set forth in Section 6.2(a) and 6.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

(d)
Resolutions.  Buyer and RCI shall deliver resolutions of the Buyer and RCI, which authorize the execution, delivery and performance of this Agreement and the documents referred to herein to which it is or is to be a party dated as of the Closing Date;

(e)	Payment of Purchase Price. Buyer and RCI shall have tendered the cash portions of the Purchase Price set forth in Section 1.2 and Section 1.4;

(f)	Related Transactions. The Related Transaction set forth in Section 2.3 shall be consummated concurrently with the Closing;

(g)	Third Party Consents. Any and all consents or waivers required from third parties relating to this Agreement or any of the other transactions contemplated hereby, if any, shall have been obtained;

(h)
No Actions or Proceedings.  No claim, action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement;

Purchase Agreement

(i)
Government Approvals.  All authorizations, permits, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained; and

(j)
Approval by Probate Court.   The obligations of the parties to effect the transactions contemplated by this Agreement and the Addendum are subject to the approval by the Judge of the Johnson County Superior Court, in which Court pends the probate estate of Albert Pfeiffer, Deceased.

ARTICLE VII
CLOSING ADJUSTMENTS

The Estate and the Buyer agree that there shall be an adjustment made within ninety (90) days of the Closing Date to adjust for any liabilities that are found to exist of the Company as of the Closing Date, as such liabilities may relate to the operation and business of the Company or the Gold Club, so that the Estate shall be responsible and liable to the Buyer for the liabilities of the Company that exist as of the Closing Date, less any credit which the Estate would be entitled to for cash on hand, cash funds in any ATM machine on the premises, credit card receivables or pro rata portion of prepaid items paid by the Estate (including any pro rated amounts due to the Estate for pre-payment of liquor liability, workman’s compensation and business owners policies of insurance, which have previously been paid by the Estate).

ARTICLE VIII
INDEMNIFICATION

Section 8.1       Indemnification from the Estate.  The Estate hereby agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer and RCI,  their officers, directors, shareholders, employees, affiliates, parent, agents, legal counsel, successors and assigns  (collectively, the “Buyer’s Group”) harmless at all times after the date of this Agreement, from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury  (including reasonable attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of  the Buyer’s Group arising from: (a) any misrepresentation by, or breach of any covenant or warranty of the Estate, the Member or the Company contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Estate or the Company hereunder; (b) any nonfulfillment of any agreement on the part of  the Estate, Member or the Company under this Agreement;  (c) any liability or obligation due to any third party by the Company or the Estate incurred at or prior to the Closing Date; or (d) any suit, action, proceeding, claim or investigation against Buyer’s Group which arises from or which is based upon or pertaining to the Company’s or the Estate’s conduct or the operation or liabilities of the business of the Company or the business of the Gold Club prior to the Closing Date.

Purchase Agreement

Section 8.2        Indemnification from Buyer.  Buyer agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Company) and hold the Seller and its employees, affiliates, agents, legal counsel, successors and assigns, (collectively, the "Sellers’ Group") harmless at all times after the date of the Agreement from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs, expenses, penalties or injury (including reasonably attorneys fees and costs of any suit related thereto) suffered or incurred by any or all of Sellers’ Group, arising from (a) any misrepresentation by, or breach of any covenant or warranty of Buyer or RCI contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer or RCI hereunder; (b) any nonfulfillment of any agreement on the part of Buyer or RCI under this Agreement; or (c) any suit, action, proceeding, claim or investigation against the Seller’s Group which arises from or which is based upon or pertaining to Buyer’s conduct or the operation of the business of the Company subsequent to the Closing Date.

Section 8.3        Defense of Claims.  If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure.  After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.  The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 8.4        Default of Indemnification Obligation.  If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual’s or entities’ absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

Purchase Agreement

Section 8.5       Survival of Representations and Warranties.  The respective representations, warranties and indemnities given by the parties to each other pursuant to this Agreement shall survive the Closing for a period ending forty-eight (48) months from the Closing Date (“Survival Date”).  Notwithstanding anything to the contrary contained herein, no claim for indemnification may be made against the party required to indemnify (the “Indemnitor”) under this Agreement unless the party entitled to indemnification (the “Indemnitee”) shall have given the Indemnitor written notice of such claim as provided herein on or before the Survival Date.  Any claim for which notice has been given prior to the expiration of the Survival Date shall not be barred hereunder.

ARTICLE IX
MISCELLANEOUS

Section 9.1        Amendment; Waiver.  Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto.  Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.  Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 9.2        Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a)	if to the Seller:	The Estate of Albert Pfeiffer
c/o of Lori Pfeiffer, Personal Representative
of The Estate of Albert Pfeiffer
3551 Lafayette Road
Indianapolis, Indiana 46222

with a copy to:	Douglas W. Kessler
Smart & Kessler
1648 Fry Road, Suite A
Greenwood, Indiana 46142
Fax: (317) 885-9126

(b)	if to the Company or	Gold Club of Indy, LLC
Member:	3551 Lafayette Road
Indianapolis, Indiana 46222

with a copy to:	Douglas W. Kessler
Smart & Kessler
1648 Fry Road, Suite A
Greenwood, Indiana 46142
Fax: (317) 885-9126

Purchase Agreement

 (c)           if to Buyer or RCI:                                RCI Entertainment (Indiana), Inc.
Attn:  Eric Langan, President
10959 Cutten Road
Houston, Texas  77066
Fax:  (281) 397-6765

with a copy to:	Robert D. Axelrod
Axelrod Smith & Kirshbaum
5300 Memorial Drive, Suite 700
Houston, Texas  77007
Fax:  (713) 552-0202

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 9.3        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.4        Assignment; Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto.  No party hereto may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld.

Section 9.5        Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 9.6        Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to principles of conflict of laws.  The parties agree that venue for purposes of construing or enforcing this Agreement shall be proper in Harris County, Texas.

Section 9.7        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Purchase Agreement

Section 9.8        Costs and Expenses.   Each party shall pay their own respective fees, costs and disbursements incurred in connection with this Agreement.

Section 9.9        Section Headings.  The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 9.10      No Third-Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of Hotel Development) or any entity that is not a party to this Agreement.

Section 9.11      Attorney Review - Construction.  In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

Section 9.12      Further Assurances.  Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably be requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 9.13      Public Announcements.   The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to agree upon the text of a public announcement or statement to be made by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 9.14      Exhibits or Schedules Not Attached.  Any exhibits or schedules not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit or schedule, upon their respective acceptance of its terms, conditions and/or form.

[SIGNATURES APPEAR ON THE FOLLOWING PAGES.]

Purchase Agreement

IN WITNESS WHEREOF, the undersigned have executed this Purchase Agreement to become effective as of the date first set forth above.

RCI DINING SERVICES (INDIANA), INC.

/s/ Eric Langan
By: Eric Langan, President
Date:	12-12-2010

RCI HOLDINGS, INC.

/s/ Eric Langna
By: Eric Langan, President
Date:	12-12-2010

THE ESTATE OF ALBERT PFEIFFER

/s/ Lori Pfeiffer
By: Lori Pfeiffer, Personal Representative of
The Estate of Albert Pfeiffer
Date:	12-13-2010

GOLD CLUB OF INDY, LLC

/s/ Lori Pfeiffer
By: Lori Pfeiffer
Its: Member
Date:	12-13-2010

/s/ Lori Pfeiffer
Lori Pfeiffer, Individually as to Section 3.4 and
Section 5.3(m) only, and as Personal
Representative of The Estate of Albert Pfeiffer

Purchase Agreement

EXHIBITS AND SCHEDULES

Purchase Agreement